EXHIBIT 99

News Release For Immediate Release	For More Information: INVESTORS Gregg Waldon, Stellent, Inc. (952)903-2003 gregg.waldon@stellent.com

Jim Fanucchi Summit IR Group Inc. (408)404-5400 jim@summitirgroup.com

MEDIA Amanda Kohls Haberman & Associates, Inc. (612)338-3900 amanda@habermaninc.com

STELLENT REPORTS RECORD QUARTERLY REVENUES OF $31.7 MILLION

Total revenue up 15% year-over-year; non-GAAP operating margin percentage increases 41% over the second quarter; cash and marketable securities increases by $6 million from prior quarter

EDEN PRAIRIE, MN, Feb. 7, 2006 — Stellent, Inc. (Nasdaq: STEL), a global provider of content management solutions, announced today financial results for the third quarter ended Dec. 31, 2005.

Third quarter fiscal 2006 revenues were a record $31.7 million, an increase of 15% over the $27.7 million reported for the same period last year. Revenues for the nine-month period ended Dec. 31, 2005 were $90.4 million, a 15% increase over revenues of $78.3 million for the comparable period of fiscal 2005.

On a Generally Accepted Accounting Principles (GAAP) basis, net income for the quarter ended Dec. 31, 2005 was $2.2 million, or $0.07 per share on a diluted share basis, compared with net income of $0.2 million, or $0.01 per share on a basic and diluted share basis, for the quarter ended Dec. 31, 2004. GAAP net income for the nine months ended Dec. 31, 2005 was $3.9 million, or $0.13 per share on a diluted share basis, compared with a net loss of $(2.9) million, or $(0.11) per share on a basic and diluted share basis, for the same period of fiscal 2005.

Non-GAAP net income was $3.3 million, or $0.11 per share on a basic and diluted share basis, for the quarter ended Dec. 31, 2005, compared with non-GAAP net income of $1.0 million, or $0.04 per share on a basic and diluted share basis, for the quarter ended Dec. 31, 2004. Non-GAAP net income for the nine months ended Dec. 31, 2005 was $7.2 million, or $0.25 per share on a diluted share basis, compared with net income of $2.7 million, or $0.10 per share on a diluted share basis, for the same period of fiscal 2005.

Stellent believes the non-GAAP results better reflect its operating performance as they exclude the effects of non-cash or non-recurring charges primarily related to expenses such as acquisition-related sales, marketing and other costs; amortization of acquired intangible assets and unearned compensation; and restructuring charges.

“We are proud of the entire Stellent team for generating outstanding financial results for the third quarter,” said Robert Olson, president and chief executive officer for Stellent. “We achieved record quarterly revenues, and increased profitability on both a GAAP and non-GAAP basis compared to the second quarter. In addition, we expanded our non-GAAP operating margin percentage to 8.6 percent, an increase of 41 percent over the prior quarter; increased cash and marketable securities by $6 million, ending the quarter with approximately $76 million; and decreased DSOs by four days from the prior quarter.

“New customer adoption remained strong during the third quarter as we secured 64 new customers, with 19 percent sequential Stellent® Universal Content Management™ license revenue growth. First-time Universal Content Management customers include Orbitz, Crown Prosecution Service (the United Kingdom government department responsible for prosecuting all criminal cases investigated by the police in England and Wales), Marvel Entertainment, Commander – Navy Installations (CNI) Command, World Economic Forum, Brother, Sony Net Services, Experian and Shop NBC. Existing customers who continued to roll out their Universal Content Management implementations include Eaton, Moody’s Investors Service, Koch Industries, Cabela’s, Nissan Financial Services, Samsung, Ameren, HBO, UnumProvident, Jackson National Life and Oglethorpe. Also during the third quarter, our Content Components Division signed or renewed contracts with organizations such as Thompson Legal & Regulatory, FAST Search & Transfer, Endeca and Canon ImageWare.

“We continued to receive numerous accolades from industry analyst firms, highlighting our world-class enterprise content management (ECM) architecture; governance, risk and compliance (GRC) solutions; and multi-site Web content management (WCM) technology. For example, Gartner, Inc. named Stellent a ‘leader’ in its ‘Magic Quadrant for Enterprise Content Management, 2005’1* report. Stellent also garnered a ‘strong positive’ rating in Gartner’s ‘MarketScope for Web Content Management, 2005’2** report and a ‘positive’ rating in Gartner’s ‘MarketScope for Records Management, 2005’3** report.

“During the third quarter, many Stellent Universal Content Management customer implementations were recognized by leading industry publications and organizations, continuing a trend we’ve enjoyed for several consecutive quarters. Our customers Reliant Energy and Emerson Process Management received Enterprise All-Star Awards from Network World for their exceptional use of Stellent technology to further business objectives. Similarly, Scott County won a Process Innovation Award from Kinetic Information LLC for its enterprise-wide Universal Content Management deployment.

“We also are pleased with the resounding success of Stellent Crescendo™ 2006, our third annual global user conference held last week. In addition to showcasing our suite of products and notable customer implementations, the event provided an opportunity to highlight our work with partners, which was particularly significant during the third quarter. We signed a worldwide strategic alliance agreement with Accenture and are already gaining significant traction with them. In fact, Accenture’s global practice lead for portals and content management presented during the opening session at Crescendo and was well-received by attendees. We also continue to experience growing traction with Protiviti, our primary GRC partner.

“Our momentum as evidenced by Stellent’s continued strong customer wins, industry recognitions and productive partner relationships gives us confidence in our financial goals for fiscal 2006. These objectives include solidifying our leadership position in the ECM and GRC markets, growing revenue and earnings per share, expanding operating margins, and increasing market share and shareholder value.”

Other Recent Highlights

Customers

•	4,638 customers — comprised of 3,459 corporate content management customers; 525 OEM customers; and 654 corporate customers for desktop viewing and conversion technology — have selected Stellent solutions to power their content-centric business applications.

•	Reliant Energy, an electricity and energy services provider, and Emerson Process Management, a global supplier of process improvement solutions, received Enterprise All-Star Awards from Network World for their exceptional use of Stellent technology to further business objectives.

•	Scott County, one of the fastest growing counties in Minnesota and the United States, received a Process Innovation Award from Kinetic Information LLC for its enterprise-wide Stellent Universal Content Management deployment. This award honors superior technology applications for their business effectiveness.

•	QAS won a 2005 Information Management award for “Best Knowledge Management” application for its Stellent-powered intranet.

•	Stellent announced the City of Ottawa, the capital of and fourth-largest city in Canada, plans to deploy Stellent Universal Content Management across its organization to support a variety of content management-based applications.

•	Stellent announced Bayerngas GmbH is using Stellent technology to power its company-wide intranet document management system.

•	Stellent announced San Mateo County’s Human Services Agency is improving client service, reducing operational costs and maintaining compliance with government regulations using Stellent Universal Content Management. The California county agency provides economic, employment and health care coverage services to its residents.

Corporate news

•	EContent magazine recognized Stellent for the fifth time as one of the most important companies in the digital content arena. Specifically, Stellent is included in the “Content Management” category of the annual “EContent 100” list of companies that matter most in the digital content industry.

Products

•	Stellent was listed in the “leaders” quadrant in Gartner, Inc.’s “Magic Quadrant for Enterprise Content Management, 2005” report.

•	Stellent was among the select companies Forrester invited to participate in its Oct. 7, 2005 report, “The Forrester Wave™: Enterprise Content Management Suites, Q3 2005.”[4] In this evaluation, Stellent was cited as a strong performer in ECM and garnered the top ranking in the “Current Offering” category.

•	Stellent was positioned in the “visionaries” quadrant in Gartner, Inc.’s “Magic Quadrant for Financial Compliance Process Management Software, 2005”5* report.

•	Stellent garnered a “strong positive” rating in Gartner, Inc.’s “MarketScope for Web Content Management, 2005” report.

•	Stellent received a “positive” rating in Gartner, Inc.’s “MarketScope for Records Management, 2005” report.

Partners

•	Stellent signed a worldwide strategic alliance agreement with Accenture, a global management consulting, technology services and outsourcing company.

•	Stellent signed one new reseller partner during its third quarter: MSI System Integrators, Inc. of Omaha, Neb.

Conference call

Stellent will host a conference call and Webcast for investors on Tuesday, Feb. 7, 2006 at 4:00 p.m. Central Time. Callers in the United States can dial 1-877-282-0523, and international callers can dial 1-303-542-7976. Access to the live Webcast will be available via the investor relations area of Stellent’s Web site (www.stellent.com) on the day of the event. Investors unable to participate in the live conference call and Webcast may access a replay of the event via the investor relations area of Stellent’s Web site.

Industry analyst reports

1Gartner “Magic Quadrant for Enterprise Content Management, 2005,” J. Lundy, et al, Nov. 7, 2005. www.stellent.com/gartnerecmmq

2Gartner “MarketScope for Web Content Management, 2005,” L. Latham, et al, Nov. 4, 2005. www.stellent.com/gartnerwcmms

3Gartner “MarketScope for Records Management, 2005,” K. Chin, et al, Dec. 15, 2005. www.stellent.com/gartnerrmms

4Forrester “Enterprise Content Management Suites Scorecard Summary: Stellent” and “The Forrester Wave: Enterprise Content Management Suites, Q3 2005,” Forrester Research, Inc., October 2005. www.stellent.com/forresterecmwave

5Gartner “Magic Quadrant for Financial Compliance Process Management Software, 2005,” F. Caldwell, et al, Oct. 24, 2005. www.stellent.com/gartnerfcpmmq

About Stellent, Inc.

Stellent, Inc. (www.stellent.com) is a global provider of content management software solutions that drive rapid success for customers by enabling fast implementations and generating quick, broad user adoption. With Stellent Universal Content Management, customers can easily deploy multiple line-of-business applications — such as public Web sites, secure intranets and extranets, compliance processes, and marketing brand management — and also scale the technology to support multi-site management and enterprise-wide content management needs.

More than 4,500 customers worldwide — including Procter & Gamble, Merrill Lynch, Los Angeles County, The Home Depot, British Red Cross, ING, Vodafone, Georgia Pacific, Bayer Corp., Coca-Cola FEMSA and Genzyme Corp. — have selected Stellent solutions to power their content-centric business applications. Stellent is headquartered in Eden Prairie, Minn. and maintains offices throughout the United States, Europe and Asia-Pacific.

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Any forward-looking statements in this release, including, without limitation, statements regarding the effects of the Stellent relationship with Accenture, and achieving our objectives in fiscal 2006, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risk and uncertainties including, without limitation, risks of intellectual property litigation, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company’s products, risks of downturns in economic conditions generally and in the enterprise content management and unstructured information management markets specifically, risks associated with competition and competitive pricing pressures, risks associated with foreign sales and higher customer concentration and other risks detailed in the Company’s filings with the Securities and Exchange Commission.

Stellent and the Stellent logo are registered trademarks or trademarks of Stellent, Inc. in the USA and other countries. Outside In and Quick View Plus are registered trademarks of Stellent Chicago, Inc. in the USA and other countries. All other trade names are the property of their respective owner.

*The Magic Quadrants are copyrighted 2005 by Gartner, Inc. and reused with permission. The Magic Quadrant is a graphical representation of a marketplace at and for a specific time period. It depicts Gartner’s analysis of how certain vendors measure against criteria for that marketplace, as defined by Gartner. Gartner does not endorse any vendor, product or service depicted in the Magic Quadrant, and does not advise technology users to select only those vendors placed in the “Leaders” quadrant. The Magic Quadrant is intended solely as a research tool, and is not meant to be a specific guide to action. Gartner disclaims all warranties, express or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

**MarketScope Disclaimer
The MarketScopes are copyrighted Nov. 4, 2005 and Dec. 15, 2005 by Gartner, Inc. and are reused with permission. The MarketScope is an evaluation of a marketplace at and for a specific time period. It depicts Gartner’s analysis of how certain vendors measure against criteria for that marketplace, as defined by Gartner. Gartner does not endorse any vendor, product or service depicted in the MarketScope, and does not advise technology users to select only those vendors with the highest rating. Gartner disclaims all warranties, express or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

STELLENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Revenues:
Product licenses	$14,176	$13,658	$41,225	$40,112
Services	7,622	5,510	19,720	14,910
Post contract support	9,904	8,499	29,465	23,261

Total revenues	31,702	27,667	90,410	78,283

Cost of revenues:
Product licenses	1,076	1,207	3,051	3,567
Services	6,831	5,195	18,340	14,805
Post contract support	1,747	1,437	5,553	3,734
Amortization of capitalized software from acquisitions	661	643	1,520	1,749

Total cost of revenues	10,315	8,482	28,464	23,855

Gross profit	21,387	19,185	61,946	54,428

Operating expenses:
Sales and marketing	11,282	10,742	34,430	31,462
General and administrative	3,208	3,583	9,190	9,164
Research and development	5,010	4,617	14,561	13,282
Acquisition-related sales, marketing and other costs	¯	¯	¯	886
Amortization of acquired intangible assets and unearned compensation	128	175	502	529
Restructuring charges	67	¯	732	2,461

Total operating expenses	19,695	19,117	59,415	57,784

Income (loss) from operations	1,692	68	2,531	(3,356)
Other:
Interest income, net	590	125	1,483	468

Net income (loss) before income taxes	2,282	193	4,014	(2,888)
Provision for income taxes	70	¯	163	¯

Net income (loss)	$2,212	$193	$3,851	$(2,888)

Net income (loss) per common share
Basic	$0.08	$0.01	$0.14	$(0.11)

Diluted	$0.07	$0.01	$0.13	$(0.11)

Weighted average common shares outstanding
Basic	28,447	26,963	28,023	25,875

Diluted	30,103	28,284	29,237	25,875

STELLENT, INC.
IMPACT OF NON-GAAP ADJUSTMENTS ON REPORTED NET INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31, 2005				Three Months Ended December 31, 2004
	As reported		Adjustments	Non-GAAP	As reported		Adjustments	Non-GAAP
Revenues:
Product licenses	$14,176		$—	$14,176	$13,658		$—	$13,658
Services	7,622		—	7,622	5,510		—	5,510
Post contract support	9,904		—	9,904	8,499		—	8,499

Total revenues	31,702		—	31,702	27,667		—	27,667

Cost of revenues:
Product licenses	1,076		—	1,076	1,207		—	1,207
Services	6,831		—	6,831	5,195		—	5,195
Post contract support	1,747		—	1,747	1,437		—	1,437
Amortization of capitalized software from acquisitions	661	(1)	(661)	—	643	(1)	(643)	¯

Total cost of revenues	10,315		(661)	9,654	8,482		(643)	7,839

Gross profit	21,387		661	22,048	19,185		643	19,828

Operating expenses:
Sales and marketing	11,282		—	11,282	10,742		—	10,742
General and administrative	3,208	(4)	(185)	3,023	3,583		—	3,583
Research and development	5,010		—	5,010	4,617		—	4,617
Amortization of acquired intangible assets and unearned compensation	128	(3)	(128)	—	175	(3)	(175)	—
Restructuring charges	67	(2)	(67)	—	¯		¯	¯

Total operating expenses	19,695		(380)	19,315	19,117		(175)	18,942

Income from operations	1,692		1,041	2,733	68		818	886
Other:
Interest income, net	590		—	590	125		—	125

Net income before income taxes	2,282		1,041	3,323	193		818	1,011
Provision for income taxes	70		¯	70	¯		¯	¯

Net income	$2,212		$1,041	$3,253	$193		$818	$1,011

Net income per common share
Basic	$0.08		$0.04	$0.11	$0.01		$0.03	$0.04

Diluted	$0.07		$0.03	$0.11	$0.01		$0.03	$0.04

Weighted average common shares outstanding
Basic	28,447		28,447	28,447	26,963		26,963	26,963

Diluted	30,103		30,103	30,103	28,284		28,284	28,284

1)	Represents non-cash amortization expense associated with the acquisition of developed technology.

2)	Represents the remaining expense related to a restructuring charge recognized during the second quarter of fiscal year 2006.

3)	Represents non-cash amortization expense associated with acquired intangible assets and non-cash stock compensation expense associated with the acquisition of Optika.

4)	Relates to final litigation costs regarding the final settlement of the shareholders’ class action federal lawsuit.

This supplemental non-GAAP financial information is presented for informational purposes only and is not a substitute for the historical financial information presented in accordance with accounting principles generally accepted in the United States.

Non-GAAP net income per share is computed using the weighted average number of shares of common stock outstanding. The Company has included the effect of options and warrants for common stock as calculated using the treasury stock method, when dilutive.

STELLENT, INC.
IMPACT OF NON-GAAP ADJUSTMENTS ON REPORTED NET INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Nine Months Ended December 31, 2005				Nine Months Ended December 31, 2004
	As reported		Adjustments	Non-GAAP	As reported	Adjustments	Non-GAAP
Revenues:
Product licenses	$41,225		$—	$41,225	$40,112	$—	$40,112
Services	19,720		—	19,720	14,910	—	14,910
Post contract support	29,465		—	29,465	23,261	—	23,261

Total revenues	90,410		—	90,410	78,283	—	78,283

Cost of revenues:
Product licenses	3,051		—	3,051	3,567	—	3,567
Services	18,340		—	18,340	14,805	—	14,805
Post contract support	5,553		—	5,553	3,734	—	3,734
Amortization of capitalized software from acquisitions	1,520	(1)	(1,520)	—	1,749 (1)	(1,749)	—

Total cost of revenues	28,464		(1,520)	26,944	23,855	(1,749)	22,106

Gross profit	61,946		1,520	63,466	54,428	1,749	56,177

Operating expenses:
Sales and marketing	34,430	(2)	(380)	34,050	31,462	—	31,462
General and administrative	9,190	(6)	(185)	9,005	9,164	—	9,164
Research and development	14,561		—	14,561	13,282	—	13,282
Acquisition-related sales, marketing and other costs	¯		—	¯	886 (3)	(886)	—
Amortization of acquired intangible assets and unearned compensation	502	(4)	(502)	—	529 (4)	(529)	—
Restructuring charges	732	(2)	(732)	—	2,461 (5)	(2,461)	—

Total operating expenses	59,415		(1,799)	57,616	57,784	(3,876)	53,908

Income (loss) from operations	2,531		3,319	5,850	(3,356)	5,625	2,269
Other:
Interest income, net	1,483		—	1,483	468	—	468

Net income (loss) before income taxes	4,014		3,319	7,333	(2,888)	5,625	2,737
Provision for income taxes	163		—	163	—	—	—

Net income (loss)	$3,851		$3,319	$7,170	$(2,888)	$5,625	$2,737

Net income (loss) per common share
Basic	$0.14		$0.12	$0.26	$(0.11)	$0.22	$0.11

Diluted	$0.13		$0.11	$0.25	$(0.11)	$0.21	$0.10

Weighted average common shares outstanding
Basic	28,023		28,023	28,023	25,875	25,875	25,875

Diluted	29,237		29,237	29,237	25,875	27,002	27,002

1)	Represents non-cash amortization expense associated with the acquisition of developed technology.

2)	Represents a restructuring or severance charge associated with a reorganization and a change in estimate associated with a prior restructuring charge.

3)	Represents acquisition-related sales, marketing and other costs associated with the acquisition of Optika.

4)	Represents non-cash amortization expense associated with acquired intangible assets and non-cash stock compensation expense associated with the acquisition of Optika.

5)	Represents a restructuring charge associated with the acquisition of Optika.

6)	Relates to litigation costs regarding the final settlement of the shareholders’ class action federal lawsuit.

This supplemental non-GAAP financial information is presented for informational purposes only and is not a substitute for the historical financial information presented in accordance with accounting principles generally accepted in the United States.

Non-GAAP net income per share is computed using the weighted average number of shares of common stock outstanding. The Company has included the effect of options and warrants for common stock as calculated using the treasury stock method, when dilutive.

STELLENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2005	March 31, 2005
ASSETS
Current assets:
Cash, cash equivalents and short-term marketable securities	$58,794	$66,636
Accounts receivable, net	29,928	30,063
Prepaid royalties	666	965
Prepaid expenses and notes	4,793	3,884

Total current assets	94,181	101,548
Long-term marketable securities	17,097	6,114
Property and equipment, net	8,150	4,333
Prepaid royalties, net of current	633	1,044
Goodwill	74,405	67,640
Other intangible assets, net	4,372	5,615
Other	837	1,358

Total assets	$199,675	$187,652

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,994	$3,867
Deferred revenue	19,380	19,854
Commissions payable	3,194	2,419
Accrued expenses and other	8,683	7,867
Current installments of obligations under capital lease	612	170

Total current liabilities	33,863	34,177
Deferred revenue, net of current portion	742	946
Deferred rent, net of current portion	1,316	—
Obligations under capital leases, net of current portion	327	¯

Total liabilities	36,248	35,123
Shareholders’ equity
Common stock	288	275
Additional paid-in capital	250,560	243,013
Unearned compensation	(168)	(469)
Accumulated deficit	(87,405)	(91,256)
Accumulated other comprehensive income	152	966

Total shareholders’ equity	163,427	152,529

Total liabilities and shareholders’ equity	$199,675	$187,652